Norland Medical Systems, Inc.                                         Exhibit 11
Statement Regarding Computation of Earnings Per Share

(Unaudited)

Primary Basis                                   Three Months Ended
                                          ------------------------------
                                          June 30, 1997    June 30, 1996
                                          -------------    -------------

Net income                                 $  631,658         $  750,057

Weighted average shares
   outstanding                              7,149,800          6,838,320

Stock options                                  39,047            425,592

Weighted average number of
   common and common equivalent
   shares outstanding                       7,188,847          7,263,912

Earnings per share                         $     0.09         $     0.10




Primary Basis                                     Six Months Ended
                                          --------------------------------
                                          June 30, 1997      June 30, 1996
                                          -------------      -------------
Net income                                 $1,104,756         $1,441,313

Weighted average shares
   outstanding                              7,132,909          6,582,532

Stock options                                  42,871            574,764

Weighted average number of
   common and common equivalent
   shares outstanding                       7,175,780          7,157,296

Earnings per share                         $     0.15         $     0.20


Fully Diluted Basis                             Three Months Ended
                                          ------------------------------
                                          June 30, 1997    June 30, 1996
                                          -------------    -------------

Net income                                 $  631,658         $  750,057

Weighted average shares
   outstanding                              7,149,800          6,838,320

Stock options                                  70,573            425,592

Weighted average number of
   common and common equivalent
   shares outstanding                       7,220,373          7,263,912

Earnings per share                         $     0.09         $     0.10




Fully Diluted Basis                               Six Months Ended
                                          --------------------------------
                                          June 30, 1997      June 30, 1996
                                          -------------      -------------

Net income                                 $1,104,756         $1,441,313

Weighted average shares
   outstanding                              7,132,909          6,582,532

Stock options                                  71,400            574,764

Weighted average number of
   common and common equivalent
   shares outstanding                       7,204,309          7,157,296

Earnings per share                         $     0.15         $     0.20


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